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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Meridian Resource Corporation
1401 Enclave Parkway Suite 300
Houston, TX 77077

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (Files No. 333-86788, No. 333-40009, No. 333-83737, and No. 333-83735) and Form S-3 (Files
No. 333-41940, No. 333-75414, No. 333-89620 and No. 333-116240) of our report dated March 10, 2005, relating to the consolidated financial statements of The Meridian Resource Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


                                        (BDO Seidman LLP)

Houston, Texas
March 15, 2005